Exhibit 10.11

SHARED SERVICES AGREEMENT

dated as of April   , 2018

between

PIVOTAL SOFTWARE, INC.,

and

DELL INC.

TABLE OF CONTENTS

PAGE
ARTICLE I
DEFINITIONS

Section 1.01 Definitions	1

ARTICLE II
PURCHASE AND SALE OF SERVICES

Section 2.01 Purchase and Sale of Dell Services	3
Section 2.02 Purchase and Sale of Company Services	4
Section 2.03 Additional Services	4
Section 2.04 Transition	4
Section 2.05 Cooperation	5
Section 2.06 Modifications	5

ARTICLE III
SERVICE COSTS; OTHER CHARGES

Section 3.01 Service Costs	6
Section 3.02 Payment	7
Section 3.03 Financial Responsibility for Parties’ Personnel	8

ARTICLE IV
STANDARD OF PERFORMANCE AND INDEMNIFICATION

Section 4.01 General Standard of Service	8
Section 4.02 Services Management	8
Section 4.03 Indemnification	8

ARTICLE V
TERM AND TERMINATION

Section 5.01 Term	9
Section 5.02 Termination	9
Section 5.03 Effect of Termination	9

ARTICLE VI
MISCELLANEOUS

Section 6.01 Ownership	10
Section 6.02 No Agency	10
Section 6.03 Subcontractors	10
Section 6.04 Force Majeure	10
Section 6.05 Entire Agreement	11

i

SCHEDULES

SCHEDULE I:	Certain Services To Be Provided By Pivotal Software, Inc. to Dell Inc.
SCHEDULE II:	Certain Services To Be Provided By Dell Inc. to Pivotal Software, Inc.

ii

SHARED SERVICES AGREEMENT

THIS SHARED SERVICES AGREEMENT (this “Agreement”) is dated as of April    , 2018 by and between Pivotal Software, Inc., a Delaware corporation (the “Company”), and Dell Inc., a Delaware corporation (“Dell”). The Company and Dell are sometimes referred to herein separately as a “Party” and together as the “Parties”. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 1.01.

W I T N E S S E T H:

WHEREAS, the Company, EMC Corporation, a Massachusetts corporation (“EMC”), and  VMware, Inc., a Delaware corporation (“VMware”), previously entered into a Transition Services Agreement, dated as of April 1, 2013 (the “TSA”), to provide certain transition services and make certain limited facilities available to the Company for a limited period of time in order to ensure the orderly transition and continued servicing of assets contributed by EMC and VMware and assumed liabilities in connection with the formation of the Company;

WHEREAS, Dell acquired EMC effective September 7, 2016;

WHEREAS, the Company, EMC and VMware have contemporaneously terminated the TSA as of the date hereof, and the Company and Dell desire to supersede the TSA by entering into this Agreement to provide for services continuing as of the date hereof between the Company and Dell, while the Company and VMware may contract for any services between them in a separate agreement; and

WHEREAS, each Party desires to set forth in this Agreement the principal terms and conditions of the provision of such services;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, for themselves and their respective successors and assigns, hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following terms, when used herein, shall have the meanings specified or referred to in this Section 1.01:

“Additional Services” has the meaning set forth in Section 2.03.

“Change of Control” means the occurrence of any one or more of the following events:

i.                  the sale or disposition, in one or a series of related transactions, of all or substantially all of the consolidated assets of the Company and the Company

Subsidiaries, taken as a whole, to any person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than Denali Holding Inc. or any of its direct or indirect wholly-owned Subsidiaries;

ii.               any “person” or “group,” other than Denali Holding Inc. or any of its direct or indirect wholly-owned Subsidiaries, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting stock of the Company, excluding as a result of any merger or consolidation that does not constitute a Change of Control pursuant to clause (iii); or

iii.            any merger or consolidation of the Company with or into any other person, unless immediately thereafter Denali Holding Inc. or any of its direct or indirect wholly-owned Subsidiaries beneficially owns a majority of the outstanding shares of the common stock (or equivalent voting securities) of the surviving or successor entity (or the parent entity thereof).

“Company Employee” means a Company employee or Subcontractor listed on Schedule I that will be engaged in providing Company Services.

“Company Entities” means the Company and its Subsidiaries, including any entity which becomes a Subsidiary of the Company after the date hereof.

“Company Indemnified Person” means each Company Entity and each of their respective directors, officers and employees.

“Company Services” means the various services that the Company shall provide (or cause to be provided) to Dell, which services are listed in Schedule I.

“Dell Employee” means a Dell employee or Subcontractor listed on Schedule II that will be engaged in providing Dell Services.

“Dell Entities” means Dell and its Subsidiaries, including any entity which becomes a Subsidiary of Dell after the date hereof (excluding Company, VMware, Inc., Secureworks, Boomi, RSA and Virtustream).

“Dell Indemnified Person” means each Dell Entity and each of their respective directors, officers and employees.

“Dell Services” means the services that Dell shall provide (or cause to be provided) to the Company, which services are listed in Schedule II.

“Force Majeure” has the meaning set forth in Section 6.04.

“Liability” means, with respect to any Person, any liability, commitment or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, absolute, contingent, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

“Losses” means any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including the costs and expenses of any and all actions and demands, assessments, judgments and settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding special, consequential, indirect and punitive damages (other than special, consequential, indirect and/or punitive damages awarded to any third party against an indemnitee).

“Out-of-Pocket Costs” has the meaning set forth in Section 3.01(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental body or authority.

“Services” means the Company Services and the Dell Services.

“Services Manager” has the meaning set forth in Section 4.02.

“Subcontractor” has the meaning set forth in Section 6.03.

“Subsidiary” of any Person means a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests, or (C) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body. For purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Subsidiaries of any Dell Entity.

“Termination Date” has the meaning set forth in Section 5.03.

ARTICLE II
PURCHASE AND SALE OF SERVICES

Section 2.01 Purchase and Sale of Dell Services.

(a)        Subject to the terms and conditions of this Agreement and in consideration of the costs for Dell Services described below, Dell agrees to provide or cause to be provided to the Company Entities, and the Company agrees to purchase, or to cause the Company Entities to purchase, from the Dell Entities, the Dell Services, until such Dell Services are terminated in accordance with the provisions hereof.

(b)         Each Party acknowledges and agrees that (i) the Dell Services to be provided, or caused to be provided, by Dell under this Agreement shall, at the Company’s request, be provided directly to the Company or a Subsidiary of the Company and (ii) Dell may satisfy its obligation to provide or to procure the applicable Dell Services hereunder by causing one or more of its Subsidiaries to provide or to procure such Services. With respect to the Dell Services provided to, or procured on behalf of, any Subsidiary of the Company, the Company agrees to pay on behalf of such Subsidiary all amounts payable by or in respect of such Dell Services pursuant to this Agreement, if any amounts payable are not otherwise paid by such Subsidiary.

Section 2.02 Purchase and Sale of Company Services.

(a)        Subject to the terms and conditions of this Agreement and in consideration of the costs for Company Services described below, the Company agrees to provide or cause to be provided to the Dell Entities, and Dell agrees to purchase, or to cause the Dell Entities to purchase, from the Company Entities, the Company Services, until such Company Services are terminated in accordance with the provisions hereof.

(b)        Each Party acknowledges and agrees that (i) the Company Services to be provided, or caused to be provided, by the Company Entities under this Agreement to Dell shall, at such Dell’s request, be provided directly to a Dell Entity and (ii) the Company may satisfy its obligation to provide or to procure the applicable Company Services hereunder by causing one or more of its Subsidiaries to provide or to procure such Services. Dell agrees that, with respect to the Company Services provided to, or procured on behalf of, a Dell entity, Dell shall pay on behalf of such Dell Entity all amounts payable by or in respect of such Company Services pursuant to this Agreement, if any amounts payable are not otherwise paid by such Dell Entity.

Section 2.03 Additional Services. In addition to the Services to be provided or procured pursuant to, and in accordance with, Section 2.01 or Section 2.02, if requested by the Party receiving such Services, and to the extent that the Party providing such Services may agree in writing, the Party providing such Services shall provide additional services to such other Party (“Additional Services”). The scope of any such Services, as well as the costs and other terms and conditions applicable to such Services, shall be as mutually agreed by such Parties prior to the provision of such Additional Services.

Section 2.04 Transition. Each Party receiving a Service agrees to use commercially reasonable efforts to cooperate with the Party providing the Service in providing for an orderly transition of such Service to the Party receiving the Service or to a successor service provider as designated by the Party receiving the Service.

Section 2.05 Cooperation. To the extent reasonably necessary to perform the Services, a Party receiving Services shall provide personnel of the other Party, its Subsidiaries and its Subcontractors with reasonable access during normal business hours to the receiving Party’s office space, telecommunications and computer equipment and systems, and other areas and equipment. The Party providing Services will comply, and shall instruct its Subsidiaries and Subcontractors to comply, with any reasonable security and access restrictions and other procedures that are communicated to such Party in writing and applicable to such access. The receiving Party shall (a) comply with any reasonable instructions of the Party providing Services that are reasonably necessary for it to adequately provide the Services; (b) comply with all standards and procedures applicable to such Services (if any) which are generally applied by such Party in the provision of services similar to such Services to itself and its Subsidiaries and which are communicated to the receiving Party in writing; and (c) promptly notify the Party providing Services of any operational or system problem which may affect the provision of any Services. To the extent the receiving Party fails to adhere to this Section 2.05, the Party providing Services shall be excused from its performance of the Services hereunder to the extent such failure materially increases its cost or burden to provide such Services, or where such failure prevents its provision of the Service in conformance with this Agreement; provided that the Party providing Services shall first notify the receiving Party of such failure in writing and, where applicable, allow the receiving Party a reasonable opportunity (not to exceed thirty (30) days) to cure such failure.

Section 2.06 Modifications.

(a)         Dell may make changes from time to time in its standards and procedures for performing the Dell Services, provided that any such change shall also apply to Dell’s own business. Dell shall use commercially reasonable efforts to provide the Company with a minimum of ninety (90) days’ prior written notice of any planned changes that Dell anticipates, or reasonably should know, will have a material impact on the continued operation of the Company’s business. Upon receipt of such notice, the Company shall have the right to (i) request a meeting with Dell to discuss whether the change can be postponed and Dell shall, in good faith, consider any such request, or (ii) terminate the impacted Dell Service in accordance with Section 5.02.

(b)         The Company shall provide Dell with a minimum of ninety (90) days’ prior written notice of any planned changes to the Company’s business or information technology infrastructure or systems that may affect the provision of the Services hereunder. To the extent any such planned change will increase the level or costs of Services in any material manner, Dell shall have the right to (i) request a meeting with the Company to discuss whether the change can be postponed until after the conclusion of the applicable Service term and the Company shall, in good faith, consider any such request, or (ii) terminate the provision of the impacted Service by providing written notice of such termination to the Company.

ARTICLE III
SERVICE COSTS; OTHER CHARGES

Section 3.01 Service Costs.

(a)         Each Company Service shall be provided at the price per Company Employee indicated on Schedule I or as otherwise provided in the Schedule. The price per Company Employee providing such Service shall be calculated as a percentage of the fully-burdened cost for each such Company Employee. In the event of a material change in the level of service for any Service prior to the expiration of the term set forth on Schedule I, Dell and the Company shall work together in good faith to recalculate the price for such Service and amend Schedule I, as appropriate. For purposes of this Agreement, “fully-burdened cost” means the total cost of employment to a Party with respect to such Party’s employee, including such individual’s salary, bonus, equity and other compensation and employment-related insurance, benefits and taxes.

(b)         Each Dell Service shall be provided at the price per Dell Employee (or other formula for deriving such fee or price) indicated in Schedule II. The price per Dell Employee providing such Service shall be calculated as a percentage of the fully-burdened cost for each such Dell Employee. In the event of a material change in the level of service for any Service prior to the expiration of the term set forth on Schedule II, Dell and the Company shall work together in good faith to recalculate the price for such Service and amend Schedule II, as appropriate.

(c)          In addition to the amounts pursuant to Section 3.01(a) or (b), in the event that a Party providing Services incurs reasonable and documented out-of-pocket expenses in the provision of any Service, including license fees and payments to third party service providers or subcontractors, but excluding payments made to employees of such Party pursuant to Section 3.01(a) or (b) (such included expenses, collectively, “Out-of-Pocket Costs”), the Party receiving such Service shall reimburse the Party providing such Service for all such Out-of-Pocket Costs in accordance with the invoicing procedures set forth in Section 3.02.

(d)         Each Party agrees that no Party shall be obligated to perform any Service after the applicable Termination Date; provided, that if the Party receiving a Service and the Party providing the Service desire to continue such Services after the applicable Termination Date, such Parties shall negotiate in good faith to determine an amount that compensates the Party providing such Service for all of its costs for such performance. The Services so performed by a Party after the applicable Termination Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.

(e)          Any Additional Services provided by a Party shall be provided at rates mutually agreed to by the Parties in writing.

(f)          The consideration payable by a Party receiving Services hereunder shall include an arm’s length markup as required by applicable tax laws and shall exclude any and all taxes imposed on the sale of the applicable Services (or other goods and services sold to the Party receiving Services), and any and all taxes otherwise imposed on, sustained or incurred with respect to, or applicable to, the applicable Services (or other goods and services sold to the Party receiving Services); provided that the Party receiving Services shall bear any and all sales, use and other similar taxes imposed on the sale to it of the applicable Services (or other goods and services sold to such Party). Each Party that provides Services hereunder shall properly and timely collect from each Party receiving Services hereunder and remit any such sales, use and other similar taxes if required to do so by applicable law.

(g)          Each Party shall cooperate with each other Party and take any reasonably requested action which does not cause such first Party to incur any cost or inconvenience (other than de minimis costs or inconveniences) in order to minimize any sales, use or other similar taxes imposed on the sale of the Services (or other goods and services sold pursuant to this Agreement), including providing sales and use tax exemption certificates or other documentation necessary to support tax exemptions. Each Party agrees to provide each other Party such information and data as reasonably requested from time to time, and to fully cooperate with each other Party, in connection with (i) the reporting of any sales, use or other similar taxes payable pursuant to this Agreement, (ii) any audit relating to any sales, use or other similar taxes payable pursuant to this Agreement or (iii) any assessment, refund, claim or proceeding relating to any such sales, use or other similar taxes.

Section 3.02 Payment.

(a)         Unless otherwise set forth on a Schedule (or otherwise mutually agreed to by the Parties in writing), charges for Services shall be invoiced quarterly in arrears by each Party providing such Services within five (5) business days prior to end of a quarter. The invoice shall set forth in reasonable detail for the period covered by such invoice (i) the Services rendered and (ii) the aggregate amount charged for each type of Service provided. Each invoice shall be directed to the appropriate Services Manager of the Party to receive the invoice or such other individual designated in writing from time to time by such Services Manager. Unless otherwise agreed in writing between the Party providing the invoice and the Party receiving the invoice, all payments made pursuant an invoice shall be made in U.S. dollars. The Parties shall provide documentation supporting any amounts invoiced pursuant to this Section 3.02 as the Party receiving the invoice may from time to time reasonably request including within 10 business days prior to the end of a quarter.

(b)         All charges should be settled within sixty (60) days after the end of the last fiscal quarter in which such charges were incurred by a Party, provided that if such Party, in good faith, disputes any invoiced charge, payment of such charge may be made only after mutual resolution of such dispute. Each Party agrees to notify the Party sending the invoice promptly, and in no event later than thirty (30) days following receipt of an invoice, of any disputed charge listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 3.02(a). The applicable Parties shall seek to resolve all such disputes expeditiously and in good faith.

(c)          Each Party hereby acknowledges and agrees that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to another Party, whether under this Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other Party.

Section 3.03 Financial Responsibility for Parties’ Personnel. Each Party shall pay for all personnel and other related expenses, including salary or wages, of its employees performing the applicable Services. No individual providing Dell Services to a Company Entity pursuant to the terms of this Agreement shall be deemed to be, or shall have any rights as, an employee of any such Company Entity, and no individual providing Company Services to an Dell Entity pursuant to the terms of this Agreement shall be deemed to be, or shall have any rights as, an employee of such Dell Entity.

ARTICLE IV
STANDARD OF PERFORMANCE AND INDEMNIFICATION

Section 4.01 General Standard of Service. Except as otherwise agreed to in writing by the Parties or as described in this Agreement:

(a)         The Company agrees that the nature, quality, degree of skill and standard of care applicable to the delivery of the Company Services hereunder, and the skill levels of the employees providing such Services, shall be substantially the same as or consistent with those similar Dell Entities exercised or employed in providing similar services provided within or to any other Dell Entities;

(b)         Dell agrees that the nature, quality, degree of skill and standard of care applicable to the delivery of the Dell Services hereunder, and the skill levels of the employees providing such Dell Services, shall be substantially the same as or consistent with those any Dell Entity exercises or employs in providing similar services provided within or to any other Dell Entity; and

Section 4.02 Services Management. Each Party agrees to appoint one or more of its employees for each specific Service it provides who will have overall responsibility for managing and coordinating the delivery of such Service, including making available the services of appropriately qualified employees and resources to enable the provision of the Services (each, a “Services Manager”). The Services Managers shall consult and coordinate with each other regarding the provision of Services.

Section 4.03 Indemnification.

(a)         The Company agrees to indemnify and hold harmless each Dell Indemnified Person from and against any Losses arising out of or related to the gross negligence or willful misconduct of the Company or any of its Subsidiaries or any third party that provides a

Company Service to a Dell Entity pursuant to this Agreement in connection with the performance of this Agreement or with the provision of, or failure to provide, any such Services to such Dell Entity; provided, that the Company shall not be responsible for any Losses incurred by any Dell Indemnified Person that have resulted from such Dell Indemnified Person’s gross negligence or willful misconduct in connection with any of the Company Services.

(b)         Dell agrees to indemnify and hold harmless each Company Indemnified Person from and against any Losses arising out of or related to the gross negligence or willful misconduct of Dell or any of its Subsidiaries or any third party that provides a Dell Service to a Company Entity pursuant to this Agreement in connection with the performance of this Agreement or with the provision of, or failure to provide, any such Services to such Company Entity; provided, that Dell shall not be responsible for any Losses incurred by any Company Indemnified Person that have resulted from such Company Indemnified Person’s gross negligence or willful misconduct in connection with any of the Dell Services.

ARTICLE V
TERM AND TERMINATION

Section 5.01 Term. Except as otherwise provided in this Article V or as otherwise agreed in writing by the Parties, the Parties’ obligations to provide, to procure or to purchase a Service shall cease as of the applicable date set forth in Schedule I or Schedule II or the applicable date set forth in any arrangement by and among the applicable Parties pursuant to which Additional Services are provided (in each case as such dates may be extended with the consent of the Party providing a Service and the Party receiving a Service) or such earlier date determined in accordance with Section 5.02.

Section 5.02 Termination.

(a) The Party providing a Service and the Party receiving a Service hereunder may by mutual agreement from time to time terminate this Agreement with respect to such Service, in whole or in part.

(b) The Company may terminate any Dell Service at any time upon at least thirty (30) days prior written notice of such termination to Dell, effective as of such 30th day. Dell may terminate any Company Service provided to Dell at any time upon at least thirty (30) days prior written notice of such termination to the Company, effective as of such 30th day.

(c) A Party may terminate a Service provided by such Party upon written notice in the event of the receiving Party’s material breach of this Agreement, which breach remains uncured thirty (30) days after the breaching Party’s receipt of written notice thereof.

(d)  This Agreement shall terminate automatically in the event of a Change of Control of the Company.

Section 5.03 Effect of Termination.  Other than as required by law, upon the effective date of the termination of any Service pursuant to Section 5.01 or Section 5.02, or upon termination of this Agreement in accordance with its terms (any such date, the “Termination Date”), the Parties shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and shall have no obligation to pay any fees relating to such terminated Services or to make any other payments hereunder; provided, that notwithstanding such termination, (i) each Party shall remain liable for fees owed and payable in respect of Services provided to it prior to the effective date of the termination; (ii) the Parties shall continue to charge for administrative and program costs relating to benefits paid after but incurred prior to the termination of any Service, and the Party so charged shall be obligated to pay such expenses in accordance with the terms of this Agreement, provided that (A) the Party that provided the Service makes reasonable efforts to obtain available refunds of such costs and (B) if such Party shall obtain a refund of any such costs already paid by the Party that received the Service, the Party that provided the Service shall return such portion of the costs to the Party that received the Service; and (iii) the provisions of Articles IV, V, and VI and Section 3.01(f) and (g) shall survive any such termination indefinitely.

ARTICLE VI
MISCELLANEOUS

Section 6.01 Ownership. This Agreement and the performance of the Services hereunder will not affect the ownership of any assets or responsibility for any liabilities. No Party will gain, by virtue of this Agreement or the Services provided hereunder, by implication or otherwise, any rights of ownership of any property or intellectual property rights owned by the other Parties or their respective Subsidiaries.

Section 6.02 No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture by and among the Parties hereto or constitute or be deemed to constitute any Party the agent or employee of the other Party for any purpose whatsoever, and no Party shall have authority or power to bind any other Party or to contract in the name of, or create a liability against, any other Party in any way or for any purpose.

Section 6.03 Subcontractors. Each Party may hire or engage one or more third party subcontractors (each, a “Subcontractor”) to perform all or any of the Services to be provided (or caused to be provided) by it under this Agreement; provided, that, subject to Section 4.03, such Party shall pay for all fees due each such Subcontractor and shall in all cases remain primarily responsible for all obligations undertaken by each such Subcontractor on its behalf pursuant to the terms of this Agreement with respect to the scope, quality, degree of skill and nature of the Services provided by it hereunder.

Section 6.04 Force Majeure.

(a)        For purposes of this Section 6.04, “Force Majeure” means an event beyond the control of any Party, which by its nature could not have been foreseen by such Party, or, if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

(b)                       Continued performance of a Service may be suspended immediately to the extent caused by Force Majeure. The Party claiming suspension of a Service due to Force Majeure will give prompt notice to the other of the occurrence of the event giving rise to the suspension and of its nature and anticipated duration. The Parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.

(c)                        No Party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of Force Majeure.

Section 6.05 Entire Agreement. This Agreement (including the Schedules constituting a part of this Agreement) and any other writing signed by the Parties that specifically references or is specifically related to this Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, by and among the Parties with respect to the subject matter hereof.

Section 6.06 Notices. Notices, offers, requests or other communications required or permitted to be given by any Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

(a)                            If to Dell, to:

Dell Inc.

One Dell Way, RR1-33

Round Rock, Texas 78682

Attention:

(b)                              If to the Company, to:

Pivotal Software, Inc.

875 Howard Street-Fifth Floor

San Francisco, CA 94103

Attention:

or to such other address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving nonperformance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

Section 6.07 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with, and all disputes, controversy or claims arising out of or relating to this Agreement shall be governed by, the laws of the State of Texas applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of law provisions thereof that would cause the application of the laws of any jurisdiction other than the State of Texas).

Section 6.08 Consent to Jurisdiction. Each of the Parties irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another Party hereto or its successors or assigns, shall be brought and determined exclusively in the federal and state courts sitting in Austin, Texas. Each of the Parties hereby irrevocably submits, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 6.09 Severability. If any terms or other provision of this Agreement or the Schedules or exhibits hereto shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.

Section 6.10 Third Party Beneficiary. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against any Party hereto.

Section 6.11 Amendment. This Agreement may not be amended except by mutual consent of the Parties, evidenced by an instrument in writing signed on behalf of each Party.

Section 6.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

Section 6.13 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors. Neither Party may assign this Agreement or any rights or obligations hereunder, except for any assignment by such Party to a Subsidiary of such Party (which shall not relieve such Party of liability in the event of a default by such Subsidiary), without the prior written consent of the other Party, and any such assignment without consent shall be void.

Section 6.14 Authority. Each of the Parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 6.15 Limitation of Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THIS AGREEMENT.  FURTHER, THE LIABILITY OF A PARTY ARISING OUT OF ANY CLAIM RELATING TO THIS AGREEMENT (INCLUDING TORT CLAIMS) SHALL NOT EXCEED THE AMOUNT PAID TO SUCH PARTY FOR THE SERVICE(S) RELATING TO SUCH CLAIM IN THE TWELVE (12) MONTH PERIOD PRIOR TO WHEN SUCH CLAIM AROSE.

Section 6.16 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any law defined or referred to herein or in any agreement or instrument that is referred to herein means such law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor laws.

[Remainder of Page Intentionally Left Blank; Signature Page(s) Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

PIVOTAL SOFTWARE, INC.

By:
Name:
Title:

DELL INC.

By:
Name:
Title:

Signature Page to Shared Services Agreement